Exhibit 99.3
The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

•
China Education International, Inc. (the “CEII’s”) unaudited financial statements for the six months ended June 30, 2011 filed in the CEII's Quarterly Report on From 10-Q and the related notes thereto.

•
The audited financial statements of Hefei Meihua Vocational Training School (the “Hefei Meihua School”) as of and for the period from inception (April 1, 2011) through June 30, 2011 and the related notes thereto.

The pro forma financial statements give effect to CEII’s acquisition of the Hefei Meihua School and through the entering into various contractual agreements between CEII and the Hefei Meihua School, giving rise to the consolidation of the Hefei Meihua School as a variable interest entity for which CEII is the primary beneficiary as if the transaction had taken place on the date or at the beginning of the period presented.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the acquisition of Meihua School actually been consummated on the dates or at the beginning of the periods presented.

CHINA EDUCATION INTERNATIONAL INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
June 30, 2011

	China Education	Hefei
	International, Inc.	Meihua School	Pro forma			Pro forma		Pro forma
	Historical	Historical	Adjustments			Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220,923	$395,193	$					$616,116
Prepaid expense		105,369						105,369
Prepaid expense - related parties	618,908							618,908
Prepaid expense and other current assets	338,703	21,301						360,004
Total current assets	1,178,534	521,863						1,700,397

Restricted cash	128,495							128,495
Prepaid expense - related parties	5,260,715							5,260,715
Goodwill	200,334			8,658,678	(b)			8,859,012
Intangible, net	1,738,801							1,738,801
Property and equipment, net	1,050,579							1,050,579

Total assets	$9,557,458	$521,863		8,658,678				$18,737,999

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$606,569	$	$					$606,569
Loan payable – related parties	150,000							150,000
Due to related parties	666,735							666,735
Other payable		28,763						28,763
Tax payable		46,409						46,409
Deferred revenue	644,585							644,585
Total current liabilities	2,067,889	75,172						2,143,061

Deferred revenue - long term	356,205							356,205

Total liabilities	2,424,094	75,172						2,499,266

SHAREHOLDERS' EQUITY:
Common stock: $.001 par value, 22,806,150 shares issued and outstanding	22,806			3,000	(a)			25,806
Additional paid-in capital	22,266,211	497,406		8,997,000	(a)	(497,406	(c)	31,263,211
Shares subscribed	1,800,000							1,800,000
Accumulated deficit	(17,136,808)	(53,820)				158,712		(17,031,916
Other comprehesive income - foreign currency	118,106	5,757				(2,628		121,235
Total China Education International, Inc. shareholders' equity	7,070,315	446,691		9,000,000		(341,322		16,175,684
Noncontrolling intrest	63,049							63,049
Total shareholders' equity	7,133,364	446,691		9,000,000		(341,322		16,241,385

Total liabilities and stockholders' equity	$9,557,458	$521,863		9,000,000		(341,322		$18,737,999

(a)           Denotes the issuance of 3,000,000 shares of CEII’s common stock at a fair value of $3.00 per share based on the closing price of CEII’s common stock on June 30, 2011.
(b)           Denotes the excess of the purchase price, on a pro forma basis, of the net assets acquired or controlled as of the balance sheet date.
(c)           Denotes elimination of equity in Meihua School at the date of acquisition.

The foregoing pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition of control of Meihua School taken place on June 30, 2011

CHINA EDUCATION INTERNATIONAL INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(Unaudited)

	China Education	Hefei
	International, Inc.	Meihua School	Pro forma		Pro forma
	Historical	Historical	Adjustments		Consolidated
Net revenues	$2,546,860	$220,178	$		$2,767,038
Cost of sales	1,554,932	178,683			1,733,615
Gross profit	991,928	41,495			1,033,423

Operating expenses:
General and administrative	596,313	64,491			660,804
Consulting expenses – related party	1,800,000				1,800,000
Total operating expenses	2,396,313	64,491			2,460,804
Total operating loss	(1,404,385)	(22,996)			(1,427,381)

Other income:
Other income (expense)	861	(324)			537
Interest income (expense)	(2,735)	17			(2,718)
Subsidy income	14,517				14,517
Total other income	12,643	(307)			12,336

Loss before income tax	(1,391,742)	(23,303)			(1,519,937)

Income tax		(30,517)			(30,517)

Net loss	(1,391,742)	(53,820)			(1,445,562)

Net income attributable to noncontrolling interest	(63,049)				(63,049)
Net loss attributable to China Education International, Inc.	$(1,454,791)	$(53,820)	$		$(1,508,611)

Net income (loss) per common share
Basic & diluted	$(0.07)				$(0.07)

Weighted average number of shares outstanding:
Basic and diluted	21,137,642		3,000,000	(a)	24,137,642

 (a)           Reflects the issuance of 3,000,000 shares of CEII’s common stock in connection with the transaction effective, on a pro forma basis, as of January 1, 2011